Exhibit 4.2

GREENWOOD ASSET PORTFOLIO, LLC,

as Issuer,

and the Guarantors named herein

12% Senior Secured Increasing Rate Notes due 2014

INDENTURE

Dated as of March 27, 2013

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

Page

EXHIBIT INDEX

Exhibit A	-	Form of Note and Indenture Trustee’s Certificate of Authentication	A
Exhibit B	-	Form of Transferor Certificate	B-1
		Form of Transferee Certificate	B-2
Exhibit C	-	Indenture Trustee Signature Page Legend	C

SCHEDULE INDEX

Schedule 4.03		Existing Indebtedness	S-1
Schedule 4.07		Equityholders / Stockholders Agreements	S-2

-vi-

INDENTURE dated as of March 27, 2013 among Greenwood Asset Portfolio, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors, and Wilmington Trust, National Association, as indenture trustee (as more fully defined in Section 1.01, the “Indenture Trustee”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior secured increasing rate notes (the “Notes”) to be issued pursuant to this Indenture in an aggregate amount not to exceed $45,000,000. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders and the Indenture Trustee (collectively, the “Secured Parties”). The Issuer has entered into this Indenture, and the Indenture Trustee has accepted the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which have been and are hereby acknowledged by the parties hereto.

All things necessary to make the Notes, whenever the Notes are (or have been) executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest, whether now owned or hereafter acquired in, to and under the following property:

(a) all Portfolio Policies and all rights of the Issuer with respect thereto (including without limitation the right to direct the related Carrier (through the Securities Intermediary or otherwise) to pay the proceeds of Portfolio Policies to the Collateral Account) and all payments thereon or with respect thereto, (b) the Accounts, all Financial Assets, and money, instruments, investment property, and other property credited thereto or deposited therein and all income from the investment of funds therein, (c) the Issuer’s rights and benefits, but none of its obligations or burdens, under each Transaction Document to which the Issuer is a party or pursuant to which it has rights, (d) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit and money, consisting of, arising from, or relating to, any of the foregoing, (e) all other property of the Issuer, and (f) all proceeds, accessions, profits, income, benefits, substitutions and replacements, whether voluntary or involuntary, of or with respect to any of the foregoing (collectively, the “Trust Estate”).

Such Grant is made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, subject to and in accordance with the priorities set forth herein, (i) the payment of all amounts due on the Notes in accordance with their respective terms, and (ii) the payment of all other sums payable under this Indenture and the other Transaction Documents (collectively, the “Secured Obligations”).

Until payment in full of the Secured Obligations and except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Trust Estate, and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Trust Estate, to indorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Trust Estate, and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Secured Obligations.

This Indenture shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Indenture or any property included in the Trust Estate, or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the security interest granted herein in the manner and at the times specified herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any item of the Trust Estate in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments or other agreements included in the Trust Estate to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such instruments or other agreements by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or other agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the express provisions hereof, and agrees to perform its duties herein pursuant to the express terms hereof.

GENERAL COVENANT

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that monies in the Trust Estate are to be applied by the

Indenture Trustee for the benefit of the Holders, subject to the further covenants, conditions and trusts hereinafter set forth, and each of the Issuer and each of the Guarantors does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Holder, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Accounts” means the Collateral Account and the Securities Account.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Coverage Ratio” means, at any time, the ratio which the most recent Policy Valuation of the Portfolio Policies bears to the aggregate amount of all outstanding principal of and accrued and unpaid interest on the Notes at such time.

“Asset Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of any Group Company (including of any Life Policy owned by any Group Company and including Capital Stock owned by such Group Company in any Subsidiary) (each referred to in this definition as a “disposition”), other than:

(a) a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(c) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(d) dispositions consisting of Permitted Liens;

(e) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(f) any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind; and

(g) the sale of structured settlements in the ordinary course of business by Washington Square Financial, LLC and its Wholly Owned Subsidiaries.

“Board of Directors” means, as to any Person, the Board of Directors or Board of Managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Budget” means a schedule showing (i) the aggregate amount of Permitted Payments to be made during each Monthly Reporting Period prior to the Final Maturity Date, including the amount of Permitted Payments to be made on the Issue Date (it being understood that the Issuer shall ensure that in no event shall the aggregate amount of all such projected Permitted Payments exceed the Permitted Payments Amount), (ii) the aggregate projected premium payments on the Portfolio Policies for each Monthly Reporting Period prior to the Final Maturity Date, (iii) the cash interest payments due on the Notes for each Monthly Reporting Period prior to the Final Maturity Date and (iv) the projected amount of fees and expenses that will be due and payable to the Indenture Trustee and the Securities Intermediary for each Monthly Reporting Period prior to the Final Maturity Date to the extent such amounts are not included in the item described in clause (i) of this definition.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, Birmingham, Michigan or the city in which the Indenture Trustee’s corporate trust office is located.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

in each case to the extent treated as equity in accordance with GAAP.

“Carrier” means an insurance company that issued any of the Life Policies (or its successor).

“Cash Balance Report” means a written report showing, for the next Monthly Reporting Period (or for the current Monthly Reporting Period in the case of the first Cash Balance Report) (i) the cash balance in the Collateral Account as of the Monthly Reporting Date on which such report is required to be delivered, (ii) (A) the projected premium payments on the Portfolio Policies for the following six Monthly Reporting Periods (or, if shorter, until the Final Maturity Date) plus (B) the cash interest payments due on the Notes for the following six Monthly Reporting Periods (or, if shorter, until the Final Maturity Date), (iii) whether a Sale Trigger has occurred, and if not then the estimated date on which the Sale Trigger will occur assuming no repayments of the Note Balances are made, all projected disbursements are made from the Collateral Account in accordance with the Budget, and no additional deposits are made to the Collateral Account for any reason, and (iv) a calculation indicating whether the Issuer is in compliance with the Asset Coverage Ratio as of such Monthly Reporting Date (such calculation to show the Policy Valuation in the aggregate for the Portfolio Policies and for each Portfolio Policy).

“Cash Equivalents” means:

(1) U.S. Dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, with maturities not exceeding one year and with any commercial bank having capital and surplus in excess of $500 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P, and maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P, with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings; or

(ii) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings; or

(iii) individuals who on the Issue Date constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of Holdings, or whose nomination for election by the shareholders of Holdings, was approved or ratified by a vote of a majority of the directors of Holdings, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved or ratified) cease for any reason to constitute a majority of the Board of Directors of Holdings, then in office.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the Trust Estate and all other property subject, or purported to be subject from time to time, to a Lien under any Security Documents.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Eligible Account” means a segregated account, which may be an account maintained by the Indenture Trustee, which is either (a) maintained with a depositary institution or trust company whose long-term unsecured debt obligations are rated at least “A” by S&P and “A2” by Moody’s and whose short-term unsecured obligations are rated at least “A-1” by S&P and “P-1” by Moody’s; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee or the Securities Intermediary held in the name of and for the benefit of the Secured Parties and the Issuer.

“Eligible Investments” means one or both of the following:

(1) obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; and

(2) repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clause (1) above, entered into with any bank or trust company or its respective affiliate incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;

provided, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services; and provided, further, that the Issuer may not exercise any voting rights affecting Eligible Investments.

Investments in any Eligible Investments are not obligations of, or endorsed or guaranteed by, the Indenture Trustee or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. The Indenture Trustee and its Affiliates may provide various services for any Eligible Investments and may be paid fees for such services.

“Encumbered Policy” means a Life Policy that is subject to the subrogation, salvage or similar rights of a lender protection insurer as of the Issue Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Obligor, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, including any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure by any Obligor or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) the incurrence by any Obligor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (g) the receipt by any Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Obligor or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Financial Asset” has the meaning assigned to such term in Section 8-102(a)(9) of the Uniform Commercial Code.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Final Maturity Date” shall mean the Payment Date occurring in September, 2014.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, grant a security interest in, create a right of setoff against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group Companies” means Holdings and its Subsidiaries.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Guarantors” means Holdings and Parent.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or asset prices.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“Holdings” means Imperial Holdings, Inc., a Florida corporation.

“Increase Date” shall mean the Payment Date occurring in December, 2013.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of capitalized lease obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Note Balance” means, for any Note, the principal amount stated on the face of such Note at the time it is issued.

“Interest Period” means the period from and including the Issue Date to but excluding the initial Payment Date, and thereafter each period from and including a Payment Date to but excluding the following Payment Date (or the Final Maturity Date, in the case of the last Interest Period).

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means March 27, 2013.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Life Policy” means any life insurance policy (including an Encumbered Policy).

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of (i) the Issuer, or (ii) Holdings and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Indenture Trustee or the Holders hereunder or thereunder or of the Liens created by any of the Security Documents, (c)

the value of the Portfolio Policies, or (d) the ability of any Obligor to perform its obligations under the Transaction Documents; provided, however, that Holdings’ impending liquidity shortfall projected to occur in the second quarter of 2013 and disclosed in Holdings’ filings with the Securities and Exchange Commission shall not constitute a material adverse effect on the Issuer, Holdings or any of Holdings’ subsidiaries or the business, property, operations, condition or prospects of any of them.

“Monthly Reporting Date” means the third day (or if such day is not a Business Day, the next Business Day thereafter) prior to the start of a Monthly Reporting Period, except for the first Monthly Reporting Date which shall be the Issue Date.

“Monthly Reporting Period” means each calendar month, with the first Monthly Reporting Period being the period from and including the Issue Date to and including April 30, 2013, and with the last Monthly Reporting Period ending on the Final Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means (i) the aggregate cash proceeds received by Holdings or any other Group Company in respect of any Asset Sale or the maturity of any Life Policy excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness (other than the Secured Obligations) required to be paid as a result of such transaction (or other obligations payable to a lender protection insurer as a result of the maturity or sale of, or other transaction involving, an Encumbered Policy or deposits, escrows or holdbacks required to be made as a result of such transaction), and any deduction of appropriate amounts to be provided by such Group Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by such Group Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities against any indemnification obligations associated with such transaction, or (ii) the aggregate cash proceeds received by Holdings or any other Group Company in respect of the issue of any Capital Stock or the incurrence of Indebtedness, net of the direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, discount, and brokerage and sales commissions).

“Note Balance” means, with respect to any Note, as of any date, the Initial Note Balance of such Note less any principal previously paid on such Note.

“Note Interest Rate” means 12% per annum; provided that for any Note outstanding after the Increase Date, the Note Interest Rate thereon shall be 18% per annum on and after the Increase Date.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of March 27, 2013, among the Issuer, the Guarantors, and each purchaser party thereto.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligors” means the Issuer and Guarantors.

“Officer” of an Obligor means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Obligor or of Imperial Holdings, Inc., as managing member.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer (or of Imperial Holdings, Inc., as managing member of the Issuer’s managing member), one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer (or of Imperial Holdings, Inc., as managing member of the Issuer’s managing member) that meets the requirements set forth in this Indenture.

“Operating Agreement” shall mean the Amended and Restated Limited Liability Company Operating Agreement of the Issuer, dated as of March 27, 2013.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Indenture Trustee. If such counsel is otherwise acceptable to the Indenture Trustee, such counsel may be an employee of or counsel to an Obligor or the Indenture Trustee.

“Parent” means OLIPP IV, LLC, a Delaware limited liability company.

“Payment Date” means the 27th day of each calendar month, with the initial Payment Date being April 27, 2013.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Obligor or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Wholly Owned Subsidiary of Holdings;

(2) any Investment in Cash Equivalents;

(3) any Investment acquired by any Group Company (a) in exchange for any other Investment or accounts receivable held by any such Group Company in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by any Group Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(4) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii) and (iv) of such Section);

(5) Permitted Payments from the Issuer to Holdings, made at any time when there is no Default or Event of Default that has occurred and is continuing, up to an aggregate amount following the Issue Date of no more than the Permitted Payments Amount;

(6) guarantees issued in accordance with Section 4.03;

(7) any payment of premiums on Life Policies; and

(8) any purchase of structured settlements in the ordinary course of business by Washington Square Financial, LLC or its Wholly Owned Subsidiaries

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness or other obligations of a Subsidiary owing to another Subsidiary of Holdings permitted to be Incurred in accordance with Section 4.03;

(7) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of any Group Company;

(8) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by any Group Company in the ordinary course of business;

(9) Liens in favor of any Guarantor;

(10) deposits made in the ordinary course of business to secure liability to insurance carriers;

(11) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(12) Liens on any Encumbered Policy; and

(13) the contractual claim of a beneficiary of a Portfolio Policy arising by virtue of the original owner of such Portfolio Policy having designated such beneficiary to retain a portion of the death benefit when such policy was acquired by an Affiliate of the Issuer, provided that such claims (as of the Issue Date) affect fewer than ten Portfolio Policies.

“Permitted Payments” means payments made by the Issuer from the Collateral Account to Holdings for general corporate purposes of Holdings, including for the payment of premiums on Life Policies owned by Imperial Life Settlements, LLC or by the Pledged Entities other than the Issuer or the Parent.

“Permitted Payments Amount” means $10,221,982.67.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Obligor or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the pledge agreement, dated as of the date hereof, entered into by the Guarantors in favor of the Indenture Trustee as secured party.

“Pledged Entities” means the Issuer, Parent, OLIPP I, LLC and PSC Financial, LLC.

“Policy Valuation” means the value of the Portfolio Policies reported by Holdings in its most recent SEC filing, or (in the circumstances described in Section 4.15) the value derived in accordance with Section 4.15.

“Portfolio Policies” means all Life Policies now owned (beneficially or otherwise) or hereafter acquired by the Issuer.

“Portfolio Premium Schedule” means a list of the premium payments due on each Portfolio Policy to be made during the period from the Issue Date to the Final Maturity Date in sufficient detail, including policy name and number, Carrier name, due date, premium amount and payment instructions, to enable the Indenture Trustee or the Securities Intermediary to make such payments.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Protected Purchaser” has the meaning specified in Section 8-303 of the Uniform Commercial Code.

“Record Date” means, with respect to any Payment Date and any Note, the fifth Business Day preceding the related Payment Date.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043, with respect to a Pension Plan.

“Required Holders” means the Holders of more than 50% in principal amount of Notes then outstanding, voting as a single class.

“Requirements of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale Trigger” means the event which occurs when (i) the cash balance in the Collateral Account is less than (ii) the sum of (A) the projected premium payments on the Portfolio Policies for the next six months or, if shorter, until the Final Maturity Date, as reported in the then most recent Cash Balance Report plus (B) the cash interest payments due on the Notes for the next six months or, if shorter, until the Final Maturity Date, as reported in the then most recent Cash Balance Report.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Account” means the “Account” as defined in the Securities Account Control Agreement (that is, the non-interest bearing account identified as “103697-000 Greenwood Asset Portfolio LLC” established at the Securities Intermediary).

“Securities Account Control Agreement” means the amended and restated securities account control and custodian agreement dated as of March 27, 2013, entered into by the Issuer, the Indenture Trustee, the Securities Intermediary, and the Custodian (as defined therein) as the same may be amended from time to time in accordance with the terms thereof.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means this Indenture, the Pledge Agreement, the Securities Account Control Agreement, and any other security agreement of any kind, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Significant Subsidiary” means (i) each Pledged Entity and any Subsidiary of a Pledged Entity, (ii) any Subsidiary conducting the structured settlements business, (iii) any Subsidiary owning any Life Policies or holding a license as a life settlements provider in any state, (iv) Imperial Finance and Trading, LLC, and (v) any other Subsidiary, if any, that would be a “Significant Subsidiary” of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Group Companies as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Transaction Documents” means, collectively, this Indenture, the Notes, the Note Purchase Agreement, the Security Documents, the fee letter dated March 1, 2013 among Holdings and the Holders, and the other documents related hereto.

“Trust Officer” means any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee (a) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and (b) who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07(a)
“Applicable Regulations”	2.10
“Authenticating Agent”	2.02(b)
“Bankruptcy Law”	5.01
“Claim Notice”	6.06
“Collateral Account”	2.08
“consolidated”	“GAAP” definition
“custodian”	5.01
“Event of Default”	5.01
“Guaranteed Obligations”	9.01(a)
“Indemnified Person”	6.06
“Issuer”	Preamble
“Note Registrar”	2.04(a)
“Note Register”	2.04(a)
“Notes”	Preamble
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
“Private Investor Information”	4.02(i)
“Public Investor Information”	4.02(i)
“Restricted Payments”	4.04(a)
“Retained Counsel”	6.06
“Secured Obligations”	Granting Clause
“Secured Parties”	Preamble
“Securities Intermediary”	6.11
“Selection Notice”	6.06
“Site”	6.02(y)
“Trust Estate”	Granting Clause

SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

(c) the word “including” shall be construed to be followed by the words “without limitation”; the word “or” shall not be deemed to be exclusive;

(d) article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;

(f) the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires;

(g) a reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(h) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute;

(i) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(j) terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise; and

(k) to the extent any provision of this Indenture conflicts with the express provisions of any other Transaction Documents, the provisions of this Indenture shall govern and be controlling.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Forms; Denominations.

Each Note shall be issued in physical, registered form only in initial denominations of not less than $250,000 and in integral multiples of $1,000 in excess thereof. The Notes will be substantially in the form attached hereto as Exhibit A; provided that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any Requirements of Law or any other applicable law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage. The maximum principal amount of Notes to be issued hereunder is $45,000,000.

SECTION 2.02. Execution, Authentication, Delivery and Dating.

(a) The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Officer of the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time the Officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication. Upon initial issuance, the Notes shall be authenticated by the Indenture Trustee pursuant to, and upon the Indenture Trustee’s receipt of, an Issuer Order.

(b) The Indenture Trustee may appoint one or more agents (each an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Sections 2.04 and 2.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee”.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may but shall not be obligated to appoint a successor Authenticating Agent, and, upon such appointment, the Indenture Trustee will give written notice of such appointment to the Issuer and the Holders. In the event such a successor is not appointed by the Indenture Trustee, the role of Authenticating Agent will revert to the Indenture Trustee.

Each Authenticating Agent shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

SECTION 2.03. Interest, Payment of Note Balance of Outstanding Notes.

(a) Each Note will accrue interest during each Interest Period on its Note Balance at the Note Interest Rate calculated based on the actual number of days elapsed and a 360-day year.

(b) Accrued interest will be due and payable in cash on each Payment Date, or following declaration of acceleration pursuant to Section 5.02, on demand, and such accrued interest will accrue at the then applicable Note Interest Rate to the extent permitted by applicable law.

(c) The Note Balance of each Note plus any accrued interest is due and payable on the Final Maturity Date, unless the Note Balance and accrued interest of the Note becomes due and payable at an earlier date by declaration of acceleration, voluntary or mandatory redemption or otherwise.

(d) The Notes may be prepaid at any time in whole, or in part, together with all accrued interest as set forth in Section 3.02, and are subject to mandatory redemption in whole, or in part, as set forth in Section 3.06, and are subject to mandatory redemption in whole, but not in part, as set forth in Section 3.07.

SECTION 2.04. Registration of Transfer and Exchange of Notes.

(a) At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Issuer (the “Note Registrar”) a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor indenture trustee shall immediately succeed to its predecessor’s duties as Note Registrar, absent appointment of any other bank or trust company to act as Note Registrar.

(b) No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act, regulations promulgated thereunder and any applicable state securities laws, or is otherwise made in accordance with the Securities Act, regulations promulgated thereunder and such state securities laws. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act, regulations promulgated thereunder or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Holder desiring to effect a transfer of Notes or interests therein shall, and is hereby deemed to have agreed to, indemnify and hold harmless the Issuer, the Indenture Trustee and the Note Registrar against costs, damages, or any other liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) The Note Registrar shall refuse to register any requested transfer unless it receives (and upon receipt, may conclusively rely upon) a certification from the transferring Holder in substantially the form of Exhibit B-1 hereto, and a representation letter from the transferee, in substantially the form of Exhibit B-2 hereto, and shall have no duty to determine whether such transfer is so exempt or complies with such federal and state laws.

(d) Any purported transfer of a Note to a Person that does not comply with the requirements set forth above will be null and void ab initio and the transferor (or the last preceding Holder of such Note (or interest therein)) that was not so disqualified shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such disqualified transferee. None of the Indenture Trustee, the Note Registrar or any other Person shall be obligated to register or otherwise recognize such purported transfer of a Note. Nothing herein shall impose an affirmative duty on the Note Registrar or Indenture Trustee to investigate or make other inquiries as to whether a purported transferee has complied with the requirements set forth above.

(e) If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.04 (and upon receipt, the Note Registrar may conclusively rely upon such certification) and shall have no duty to determine whether the Person acquiring such Note or interest therein is such a fiduciary or agent, or has such discretion or power, as the case may be.

(f) Subject to the preceding provisions of this Section 2.04, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees (and, to the extent that only a portion of the transferring Holder’s Note Balance is being transferred, to the transferring Holder), one or more new Notes, of a like Note Balance.

(g) At the option of any Holder, its Notes may be exchanged for other Notes of a like Note Balance upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Holder making the exchange is entitled to receive.

(h) Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing. The Note Registrar may require any Holder, among other things, to furnish any appropriate endorsements and transfer documents, and to have signatures guaranteed by an “eligible guarantor institution” that is a member or participant in a recognized “signature guarantee program” (e.g., the securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion signature Program).

(i) No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(j) All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(k) The Note Registrar shall provide to the Issuer or the Indenture Trustee, upon reasonable prior written request, and at the expense of the Issuer, an updated copy of the Note Register. The Issuer and the Indenture Trustee shall have the right to obtain a copy thereof within a reasonable amount of time after receipt of notice by the Note Registrar, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

(l) Neither the Note Registrar nor the Indenture Trustee shall be under any duty to monitor or determine compliance with any federal, state or other securities or tax laws that may be applicable; provided, however, that the Note Registrar or the Indenture Trustee, as the case may be, shall be under a duty to receive and to examine to determine whether it substantially appears on its face to conform with such exhibit as attached to this Indenture, the certificate in substantially the form of Exhibit B-1 or the representation letter in substantially the form of Exhibit B-2 specifically required by the express terms of this Section 2.04 to be delivered to the Note Registrar or the Indenture Trustee as a requirement of the registration of a transfer of a Note.

(m) The Note Registrar shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

SECTION 2.05. Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new Note of the same tenor and denomination, registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof and (ii) such security or indemnity as may be reasonably required by them to hold each of them, and any agent of any of them harmless, then, in the absence of notice received by the Issuer or a Trust Officer that such

Note has been acquired by a Protected Purchaser, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.05, the Indenture Trustee and the Note Registrar may require the payment by the Holder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses, but no service charge.

Every new Note issued pursuant to this Section 2.05 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06. Holder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Holder made for purposes of communicating with other Holders with respect to their rights under this Indenture (which purpose the Note Registrar shall have no duty to determine or inquire about), the Note Registrar shall within five (5) Business Days after its receipt of such written request furnish such Holder with a list of the other Holders of record identified in the Note Register at the time of the request. Every Holder, by receiving such access, agrees with the Note Registrar that the Note Registrar will not have any liability or be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Holder regardless of the source from which such information was derived.

SECTION 2.07. Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any agents of any of them, may treat the Person in whose name a Note is registered as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and on any other date for all other purposes whatsoever, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

SECTION 2.08. Collateral Account.

(a) (i) On the date hereof, the Indenture Trustee is directed to establish with the Securities Intermediary, and the Securities Intermediary does hereby establish an

Eligible Account which shall be a segregated non-interest bearing securities account entitled “Greenwood Asset Portfolio Collateral Account” (the “Collateral Account”) bearing a designation clearly indicating that such account and all property credited thereto are held for the exclusive benefit of the Secured Parties and the Issuer. The net proceeds from the issuance of the Notes (net of discount and after deduction of costs and expenses pursuant to the Note Purchase Agreement) shall, in accordance with Section 4.12, be deposited in the Collateral Account on the Issue Date pursuant to the Note Purchase Agreement. In addition, the Indenture Trustee shall credit or cause to be credited to the Collateral Account upon receipt by the Indenture Trustee or the Securities Intermediary, all payments and other collections payable to the Issuer (including through the Securities Intermediary) under or in respect of the Portfolio Policies, including without limitation death benefits paid in respect of any Portfolio Policies and the net sale proceeds of any Portfolio Policy. The Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Collateral Account. Property in the Collateral Account shall not be commingled with any monies of other Persons. All property credited to the Collateral Account, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Securities Intermediary in the Collateral Account as part of the Collateral subject to disbursement and withdrawal as provided in Section 2.08(c).

(ii) All of the funds credited to the Collateral Account may be invested in Eligible Investments pursuant to this Section 2.08(ii) or Section 2.08(iii). By written direction (which shall be in a form of instructions acceptable to the Securities Intermediary), the Issuer may direct the Securities Intermediary to, and, upon receipt of such direction, the Securities Intermediary shall, invest all funds received into the Collateral Account in such Eligible Investments specified by the Issuer in such direction.

(iii) If, prior to the occurrence of an Event of Default, the Issuer shall not have given the Securities Intermediary any investment directions pursuant to Section 2.08(a)(ii), the Securities Intermediary shall invest and reinvest the funds held in such Collateral Account, as fully as practicable, in such Eligible Investments directed by the Required Holders (which shall be in a form of instructions acceptable to the Securities Intermediary). If neither the Issuer delivers the direction described in Section 2.08(a), nor the Required Holders deliver the direction described in the immediately preceding sentence of this Section 2.08(iii), funds in the Collateral Account shall not be invested. Neither the Securities Intermediary nor the Indenture Trustee shall in any way be held liable by reason of any insufficiency of the Collateral Account resulting from any loss relating to any such investment. All earnings on investments of the funds in the Collateral Account shall become part of the Collateral Account and shall be disbursed by the Securities Intermediary in accordance with the terms of this Indenture. Each of the parties hereto understands and agrees that Eligible Investments are not obligations or recommendations of, or endorsed or guaranteed by, the Indenture Trustee, the Securities Intermediary or their Affiliates and may not be insured by the Federal Deposit Insurance Corporation. Similarly, each of the parties hereto understands and agrees that proceeds of the sale of investments of the funds in the Collateral Account will be deposited by the Securities Intermediary into the Collateral Account on the Business Day on which the Securities Intermediary receives such funds if received by the Securities Intermediary prior to the deadline for same day sale of such Eligible Investments. If the Securities Intermediary receives such funds after the applicable deadline for the sale of such investments, such proceeds will be deposited by the Securities Intermediary into the Collateral Account on the next succeeding Business Day. Each of the parties hereto acknowledges and agrees that neither the Securities Intermediary nor the Indenture Trustee is providing investment supervision, recommendations, or advice. It is expressly agreed and understood by each of the parties hereto that neither the Indenture Trustee nor the Securities Intermediary shall in any way whatsoever be liable for any losses on any investments, including without limitation, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to and consistent with this Indenture, except to the extent that such losses are solely the result of the Securities Intermediary’s or the Indenture Trustee’s gross negligence or willful misconduct. The parties agree that, for tax reporting purposes, all interest or other income from investment in the Collateral Account shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service be reported as having been earned by the Issuer whether or not income was disbursed during a particular year. On the Issue Date, the Issuer shall provide the Securities Intermediary with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Securities Intermediary may request. Each of the parties hereto understands that if such tax reporting documentation is not provided and certified to the Securities Intermediary, the Securities Intermediary may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Securities Intermediary pursuant to this Indenture.

(iv) The Indenture Trustee will promptly (and, in any event, within three Business Days) notify the Holders if, at any time, an amount less than $9,000,000 is on deposit in the Collateral Account.

(b) The Issuer shall cause all death benefits paid in respect of the Portfolio Policies to be deposited to the Collateral Account directly by the Carriers, and the Issuer shall cause the purchaser of any Portfolio Policy (or another Person on such purchaser’s behalf) to deposit directly in the Collateral Account the net sale price for the purchase of any Portfolio Policy from the Issuer on the date payment in respect of such purchase is made.

(c) Funds on deposit in the Collateral Account will be disbursed by the Securities Intermediary at the direction of the Indenture Trustee (which direction shall be in accordance with the Budget and Portfolio Premium Schedule provided by the Issuer) (i) to make payments to the Secured Parties in respect of principal or interest or redemption price or other amounts in respect of the Secured Obligations, (ii) (a) on the date hereof, to make Permitted Payments in the amount of $1,959,121 and (b) to make Permitted Payments in accordance with the Budget, and (iii) to pay premiums on the Portfolio Policies as shown on the most recent Portfolio Premium Schedule; provided that, (x) the aggregate amount disbursed from the Collateral Account pursuant to the preceding clause (ii) may not exceed the Permitted Payments Amount, and (y) after the occurrence and during the continuance of a Default or an Event of Default the Indenture Trustee will not cause the Securities Intermediary to make disbursements from the Collateral Account for the purposes set forth in (A) clause (ii) above without the consent of the Required Holders and (B) clause (iii) above upon instruction from the Required Holders not to make such disbursements. In the event that the Issuer fails to give direction to make any payments contemplated by clause (iii) of this Section 2.08(c) within three (3) Business Days after a Monthly Reporting Date, the Indenture Trustee shall cause the Securities Intermediary to make such payments in accordance with the Portfolio Premium Schedule most recently received by it.

For purposes of causing the application of funds in accordance with this Section 2.08(c), the Indenture Trustee and the Securities Intermediary shall be entitled to rely exclusively upon the Budget and Portfolio Premium Schedule provided by the Issuer with respect to any payments to be made pursuant to such Section, and shall have no duty to independently determine or verify any information therein, including with respect to the amounts or recipients set forth in such Budget and Portfolio Premium Schedule, except as expressly required hereby. The Budget and Portfolio Premium Schedule shall be deemed to be the Trustee’s instruction to the Securities Intermediary for purposes of this Section 2.08(c).

(d) The parties hereto hereby agree that any property credited to the Accounts (whether “investment property,” “financial asset,” “security,” each as defined in the UCC, or cash or any other property, including any Life Policy and any proceeds thereof) shall be treated as a Financial Asset for all purposes under Article 8 of the UCC.

SECTION 2.09. Payments on the Notes.

(a) With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to the Person that is the registered Holder thereof at the close of business on the related Record Date. Payments of interest, principal and other amounts on the Notes shall be made by wire transfer to such account as such Holder shall designate by written instruction received by the Indenture Trustee not later than five Business Days prior to the Record Date related to the applicable Payment Date.

(b) If a Note is issued in exchange for any other Note during the period commencing at the close of business at the office of the Note Registrar where such exchange occurs on any Record Date and ending before the opening of business at such office of the Note Registrar on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note to the Person that is the registered Holder thereof at the close of business on the related Record Date.

(c) The Issuer shall deposit or cause to be deposited in the Collateral Account sufficient funds in an amount to pay in full all amounts of interest, principal, and if any, premium due on any Payment Date, redemption date, the Final Maturity Date, or otherwise prior to 11.00 a.m. Eastern time on such date.

(d) The Indenture Trustee shall cause the Securities Intermediary to pay each Note in full as provided herein on the Final Maturity Date, out of the Collateral Account in immediately available funds, no later than 3:00 p.m., New York City time, on such Final Maturity Date. Such payment to the Holder of each Note shall be made on the Final Maturity Date of such Note and such Holder shall present the Note promptly thereafter.

SECTION 2.10. Compliance with Withholding and Other Requirements.

Each of the Indenture Trustee and the Securities Intermediary shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under applicable law (including the Code and the Treasury regulations issued thereunder) in respect of any payment on, or in respect of, the Notes.

By acceptance of any Note issued hereunder, each Holder is deemed to agree to provide to the Issuer or Indenture Trustee any certification that may be required under applicable law and to update or replace such form or certification in accordance with its terms or its subsequent amendments to the extent necessary. Failure of a Holder to provide the Indenture Trustee and the Issuer with required tax certificates may result in amounts of tax being withheld from the payment to such Holder.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Regulations”), the Indenture Trustee, is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto and each Holder agrees to provide the Indenture Trustee, upon its request from time to time, such identifying information and documentation as may be necessary in order to enable the Indenture Trustee to comply with such Applicable Regulations. It is expressly agreed that the Indenture Trustee shall have no duty to perform any services hereunder for, on behalf of or for the benefit of, any Person not having furnished such information as the Indenture, in its sole discretion, determines to be necessary to comply with the Applicable Regulations.

SECTION 2.11. Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, in accordance with an Issuer Order, be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded by the Indenture Trustee to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

SECTION 2.12. Lien of the Indenture.

This Indenture shall evidence a continuing Lien on and security interest in the Trust Estate to secure the full payment of the principal, interest and other amounts on all the Notes, which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes.

SECTION 2.13. Uniform Commercial Code Matters.

(a) The Issuer shall take all actions, including the authorization and filing of all financing statements and amendments thereto, as are necessary to perfect and maintain the perfection and priority under the laws of all relevant jurisdictions of the security interest Granted by the Issuer to the Indenture Trustee hereunder. The Issuer hereby irrevocably authorizes the filing of financing statements (and amendments of financing statements and continuation statements) that name the Issuer as debtor and the Indenture Trustee as secured party and that cover all personal property of the Issuer. The Issuer also hereby ratifies its authorization of the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof. The Indenture Trustee shall have no obligation to file or monitor any financing statements (or amendments of financing statements or continuation statements). If the Indenture Trustee notifies the Issuer that it intends to file any financing statements, continuation statements or amendments thereto but fails to do so, and does not in connection therewith timely instruct the Issuer to file such item or items, then the Issuer shall not be and shall not be deemed to be in breach of any covenant, representation or warranty concerning the perfection of related or affected security interests.

(b) The Indenture Trustee acknowledges and agrees that it holds each item of Collateral within its possession or control on behalf of and for the benefit of the Secured Parties. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any item of Collateral through an agent or nominee except as expressly permitted by the Transaction Documents to which it is a party.

SECTION 2.14. CUSIP Numbers.

The Issuer in issuing the Notes may, and at the request of a Holder shall, use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Indenture Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Notes and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Indenture Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers, on which notice the Indenture Trustee may conclusively rely without investigation.

ARTICLE 3

REDEMPTION

SECTION 3.01. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.02. Optional Redemption; Notices to Indenture Trustee.

(a) The Issuer may elect to redeem the Notes at any time prior to the Final Maturity Date, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued interest to the date of repayment.

(b) If the Issuer redeems the Notes pursuant to this Article 3 (whether such redemption is optional or mandatory), it shall notify the Indenture Trustee and the Holders in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Selection of the Notes for redemption will be made by the Indenture Trustee on a pro rata basis to the extent practicable. The Issuer shall mail notice to the Indenture Trustee and the Holders provided for in this Section 3.02(b) at least three Business Days before a redemption date, unless a shorter period is acceptable to the Holders. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Indenture Trustee and the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.03. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.02(b), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption. Such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.04. Deposit of Redemption Price. Pursuant to Section 2.09(c), the Issuer shall deposit in the Collateral Account money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on the redemption date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Indenture Trustee for cancellation.

SECTION 3.05. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part and at the request of the Holder, the Issuer shall execute and the Indenture Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.06. Mandatory Redemption of Notes.

(a) On the date of receipt by any Group Company of any amount described below, the Issuer shall cause the principal of the Notes to be redeemed in the amounts described below at the redemption price described in Section 3.06(b) and subject to the notice provisions in Section 3.02(b):

(i) 100% of any Net Proceeds received by any Group Company after the Issue Date from the issue of any Capital Stock (other than an issuance to a Wholly Owned Subsidiary of Holdings);

(ii) 100% of any Net Proceeds of any Indebtedness of any Group Company issued or incurred after the Issue Date (other than Indebtedness that is otherwise expressly permitted pursuant to Section 4.03(b));

(iii) 100% of any Net Proceeds from (a) any maturity of Portfolio Policies, or from any maturity of other Life Policies (other than Encumbered Policies) owned by any Group Company (other than the Issuer), or (b) any sale or maturity of Encumbered Policies, or (c) any sale of the structured settlements business; and

(iv) 100% of any Net Proceeds from any Asset Sale, but excluding any sales which are covered in clause (iii) above.

(b) With respect to any mandatory redemption pursuant to Section 3.06(a), the Notes shall be redeemed at a redemption price in cash equal to (i) 100% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to the date of repayment, in the case of any mandatory redemption pursuant to clauses (i), (ii), or (iii) of Section 3.06(a), (ii) 109% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to the date of repayment, in the case of any mandatory redemption pursuant to clause (iv) of Section 3.06(a), other than as a result of sales of Life Policies, (iii) 109% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to the date of repayment, in the case of any mandatory redemption pursuant to clause (iv) of Section 3.06(a) arising from any sale of Life Policies for a sale price in a single transaction of $15.0 million or more, and (iv) 100% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to the date of repayment, in the case of any mandatory redemption pursuant to clause (iv) of Section 3.06(a) arising from any sale of Life Policies for a sale price in a single transaction of less than $15.0 million or more, until the aggregate of such sale proceeds described in this clause (iv) of Section 3.06(b) reaches $15.0 million, and thereafter with respect to the portion of any such sale proceeds that exceeds $15.0 million in aggregate sale proceeds from the sale of Life Policies, 109% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to the date of repayment.

SECTION 3.07. Change of Control. Upon a Change of Control and subject to the notice provision in Section 3.02(b), the Issuer shall cause the Note Balance of the Notes to be redeemed in full at a redemption price in cash equal to 109% of such Note Balance thereof, plus accrued and unpaid interest on such Note Balance redeemed to the date of repayment.

ARTICLE 4

COVENANTS

SECTION 4.01. Deposit and Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

SECTION 4.02. Reports and Other Information.

(a) Annual Financials. Holdings shall post on the SEC EDGAR website, as soon as available, but in any event within 120 days (or such earlier date on which Holdings is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2012, a consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, cash flows and stockholder’s equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated and consolidating financial statements to be audited and accompanied by (i) a report and opinion of Holdings’ independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the dates and for the periods specified in accordance with GAAP, and (ii) (if and only if Holdings is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to Holdings’ internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002. Such consolidated and consolidating financial statements shall be certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(b) Quarterly Financials. Holdings shall post on the SEC EDGAR website, as soon as available, but in any event within 60 days (or such earlier date on which Holdings is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of Holdings, beginning with the fiscal quarter ending March 31, 2013, a consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, cash flows and stockholder’s equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Holdings’ fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP, with such consolidated and consolidating financial statements to be certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes.

(c) Budget and Portfolio Premium Schedule.

(i) On or prior to the Issue Date, the Issuer shall deliver to the Indenture Trustee the initial Budget, the Portfolio Premium Schedule and the initial Cash Balance Report.

(ii) On any applicable Monthly Reporting Date after the Issue Date, (A) to the extent that a Portfolio Policy has (1) lapsed, (2) matured, (3) been sold, or (4) the Issuer has determined it is prudent and in the best interests of the Issuer with the objective of optimizing premium payments to alter the payment date for the payment of premium on any Portfolio Policy, the Issuer shall deliver to the Indenture Trustee a revised Portfolio Premium Schedule reflecting such changes; provided, that in the case of changes as a result of the preceding clause (4), such changes only alter any such payment date to another date in the same calendar month, and (B) to the extent that the aggregate of all Permitted Payments actually made through such Monthly Reporting Date is less than was shown on the latest Budget that was in effect, the Issuer may deliver to the Indenture Trustee a revised Budget showing all projected Permitted Payments for each remaining Monthly Reporting Period prior to the Final Maturity Date. The Indenture Trustee will notify the Holders by electronic mail within five (5) Business Days of receipt that it has received a revised Portfolio Premium Schedule or revised Budget (but will not forward a copy of such revised document unless requested).

(d) Cash Balance Report. On each Monthly Reporting Date, the Issuer will deliver to the Indenture Trustee a Cash Balance Report for the following Monthly Reporting Period (or in the case of the first Cash Balance Report, for the then current Monthly Reporting Period). The Indenture Trustee will within three (3) Business Days thereof notify the Holders by electronic mail if (i) a Cash Balance Report is not received within three (3) Business Days after a Monthly Reporting Date or (ii) a Cash Balance Report provides on its face that the Asset Coverage Ratio has not been satisfied.

(e) Information During Event of Default. The Issuer shall deliver to the Indenture Trustee, promptly, such additional information regarding the business or financial affairs of Holdings or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Indenture Trustee, any Holder or any holder of beneficial interests in the Notes may from time to time reasonably request during the existence of any Event of Default or following a Sale Trigger (subject to reasonable requirement of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege). The Issuer shall further inform the Indenture Trustee that such additional information is being delivered pursuant to this Section 4.02(e). The Indenture Trustee will within three (3) Business Days of receipt notify the Holders by electronic mail of receipt of such information (subject to the provisions of Section 4.02(j)).

(f) Rule 144A Information. The Issuer shall deliver to the Holders and any prospective purchaser of the Notes designated by a Holder, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g) Notice of Default. The Issuer shall deliver to the Indenture Trustee promptly and in any event within three Business Days after the occurrence thereof, (i) notice of any Default or Event of Default and specifying the nature thereof in reasonable detail, and (ii) notice of a Sale Trigger and the exact date on which such Sale Trigger occurred (and the other Sale Trigger notices required in accordance with Section 4.13 hereof). The Indenture Trustee will promptly (and, in any event, within three (3) Business Days of receipt) notify the Holders by electronic mail of receipt of any such notice of Default or Event of Default, but shall not notify the Holders of receipt of any notice of a Sale Trigger.

(h) Supplementary Information. Each Obligor shall deliver to the Indenture Trustee, promptly upon request, such other information regarding such Obligor or any of its Subsidiaries, including with respect to any Life Policies owned by any of them or with respect to any other Collateral, as the Indenture Trustee or any Holder may reasonably request in writing to such Obligor. The Indenture Trustee will within five (5) Business Days of receipt thereof notify the Holders by electronic mail of receipt of such supplementary information.

(i) Portfolio Policy Lapse. The Issuer shall promptly notify the Indenture Trustee if a Portfolio Policy lapses. The Indenture Trustee will within three (3) Business Days of receipt thereof notify the Holders of receipt of such notice or of the receipt of such notice from the Securities Intermediary.

(j) Communication of Information. The applicable Obligor, shall identify all reports and other documents delivered to the Indenture Trustee under paragraph (e) or (h) above as being (i) of a type that would be publicly available if the Obligors were public reporting companies or (ii) not material with respect to the Obligors or their respective Subsidiaries or any of their respective securities for purposes of foreign, United States federal and state securities laws (all such information and documentation referred to in (i) and (ii) being “Public Investor Information”). Any information and documentation that is identified as not Public Investor Information by an Obligor is referred to herein as “Private Investor Information.” The applicable Obligor shall further clearly label or stamp any such report or document as either (x) containing Private Investor Information (which documents will be disseminated by the Issuer or Indenture Trustee by electronic mail, as applicable, only to Holders that request Private Investor Information) or (y) containing solely Public Investor Information. The Indenture Trustee will deliver by electronic mail reports, documents and other information containing Private Investor Information only to those Holders that request receipt of such information.

SECTION 4.03. Limitation on Incurrence of Indebtedness. (a) None of the Obligors shall, and Holdings shall not permit any Group Company to, directly or indirectly, Incur any Indebtedness.

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the Guarantees;

(ii) Indebtedness of Washington Square Financial, LLC and its Wholly Owned Subsidiaries to finance the purchase of structured settlement receivables in the ordinary course of business;

(iii) Indebtedness of Holdings to another Guarantor or the Issuer; provided, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Guarantor ceasing to be a Subsidiary of Holdings or any other subsequent transfer of any such Indebtedness (except to Holdings or another Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (iii);

(iv) Indebtedness of a Guarantor to the Issuer or another Guarantor; provided, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor holding such Indebtedness ceasing to be a Subsidiary of Holdings or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (iv);

(v) Indebtedness of any Group Company set forth on Schedule 4.03;

(vi) any guarantee by a Guarantor of Indebtedness or other obligations of any Group Company so long as the Incurrence of such Indebtedness is otherwise permitted under the terms of this Indenture;

(vii) Indebtedness in respect of any Encumbered Policy;

(viii) Indebtedness of any Group Company in respect of surety bonds in the ordinary course of business; and

(ix) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business.

(c) Notwithstanding Section 4.03(a), Indebtedness not permitted by Section 4.03(b) may be incurred or issued by (i) any Group Company (other than the Issuer) provided that an amount equal to the proceeds thereof is applied to redeem the Notes in accordance with and to the extent required by Section 3.06, and (ii) the Issuer provided that an amount equal to the proceeds thereof is applied to redeem the Notes in full in accordance with Section 3.06.

SECTION 4.04. Limitation on Restricted Payments. (a) None of the Obligors shall, and Holdings shall not permit any Group Company to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of its Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation (other than dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, Holdings or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of the Notes); or

(iv) make any Restricted Investment.

(b) The provisions of Section 4.04(a) shall not prohibit any Restricted Payments in connection with:

(i) transactions permitted by Section 4.07 and

(ii) Permitted Payments from the Issuer to Holdings as contemplated in Section 2.08.

(c) Holdings shall not permit to exist any Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia (other than offshore special purpose entities formed in connection with a financing or proposed financing transaction).

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. None of the Obligors shall, and Holdings shall not permit any Group Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(a) (i) pay dividends or make any other distributions to Holdings or any of its Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any of its Subsidiaries;

(b) make loans or advances to Holdings or any of its Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to Holdings or any of its Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date (and not described in clauses (2) through (9) below);

(2) the Transaction Documents;

(3) Requirements of Law;

(4) contracts or agreements for the sale of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

(5) Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 that limit the rights of the debtor to dispose of the assets securing such Indebtedness or to pay dividends or distributions or pay any Indebtedness owed to Holdings or any Subsidiary;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(8) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person; or

(10) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (9) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Asset Sales. None of the Obligors shall, and Holdings shall not permit any Group Company to, cause or make an Asset Sale other than in cash and in accordance with Section 3.06 hereof.

SECTION 4.07. Transactions with Affiliates. (a) None of the Obligors shall, and Holdings shall not permit any Group Company to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to such Obligor or the relevant Subsidiary than those that could have been obtained in a comparable transaction by such Obligor or such Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, such Obligor or such Subsidiary delivers to the Indenture Trustee a resolution adopted in good faith by the majority of the Board of Directors of such Obligor or such Subsidiary, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above. The Indenture Trustee shall have no duty or obligation with respect to any such resolution.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i)  (A) transactions between or among Holdings and/or any of its Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction) and (B) any merger, consolidation or amalgamation of a Group Company with its direct parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Subsidiary and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii) the payment of reasonable and customary compensation (including bonuses), fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of such Obligor or any Subsidiary;

(iv) transactions in which such Obligor or such Subsidiary, as the case may be, delivers to the Indenture Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Obligor or such Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a); provided, that the Indenture Trustee shall have no duty or obligation with respect to any such letter;

(v) the existence of, or the performance by such Obligor or such Subsidiary of its obligations under the terms of any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and that is set forth on Schedule 4.07;

(vi) any contribution to the capital of the Issuer;

(vii) transactions between Holdings and any Person, a director of which is also a director of Holdings; provided, however, that such director abstains from voting as a director of Holdings on any matter involving such other Person;

(viii) any employment agreements entered into by such Obligor or such Subsidiary in the ordinary course of business;

(ix) the payment of allocated expenses under any shared services agreement; and

(x) (A) any related party transactions described in Holdings’ 2011 annual report on Form 10-K as such arrangements may be amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such arrangement as it was in effect on the date of this Indenture or (B) any transaction pursuant to any arrangement referred to in the immediately preceding clause (A).

SECTION 4.08. Further Instruments and Acts. Upon request of the Indenture Trustee, each Obligor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.09. Liens. None of the Obligors shall, and Holdings shall not permit any Group Company to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of such Obligor or such Subsidiary, other than (i) Permitted Liens on any asset or property not comprising Collateral, (ii) Liens securing the Notes or the Guarantees and (iii) collateral assignments for the benefit of a third party filed with Carriers on the Portfolio Policies only to the extent such collateral assignments are in contemplation of a refinancing in full of the Secured Obligations and the Indenture Trustee is in possession of cancellation instructions that may be delivered to such Carriers within 90 days following the date of this Indenture (it being understood and agreed that the Liens in favor of the Indenture Trustee shall remain in place and perfected until termination in accordance with the terms of the Transaction Documents and that the Indenture Trustee shall have no duty with respect to such collateral assignments or any cancellation instructions with respect thereto, except as expressly set forth in this Section 4.09). The Indenture Trustee shall hold such cancellation instructions and deliver them in accordance with the instructions of the Required Holders.

SECTION 4.10. Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency (which may be an office of the Indenture Trustee or an affiliate of the Indenture Trustee or Note Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made or served at the corporate trust office of the Indenture Trustee as set forth in Section 11.01.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the corporate trust office of the Indenture Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.11. Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as described in Article 10 or as permitted in Article 8.

SECTION 4.12. Use of Proceeds; Ownership of Portfolio Policies. (a) The Issuer shall deposit on the Issue Date the net proceeds of the issuance of the Notes into the Collateral Account pursuant to the Note Purchase Agreement and direct the usage of such proceeds only in accordance with Section 2.08.

(b) With respect to any Portfolio Policies owned by the Issuer but not credited to the Securities Account as of the Issue Date, the Issuer shall use commercially reasonable efforts to transfer title to such Portfolio Policies into the name of the Securities Intermediary under and as defined in the Securities Account Control Agreement and to credit such Portfolio Policies to the Securities Account within 30 days of the Issue Date (subject to delays caused by any Carrier). Following the Issue Date, any Portfolio Policy shall be titled in the name of such Securities Intermediary and credited to the Securities Account as promptly as possible (subject to delays caused by any Carrier).

SECTION 4.13. Sale Trigger. Upon the occurrence of a Sale Trigger, the Issuer shall commence efforts to market and sell sufficient Portfolio Policies to repay the Note Balance and accrued interest on the Notes in full. In furtherance of such sale and repayment, the Issuer shall (i) retain a sales and marketing advisor to conduct a sale of such selected Portfolio Policies and notify the Indenture Trustee of such retention within 45 days of the Sale Trigger (such notice to include the date the Sale Trigger occurred and the date the advisor was appointed), (ii) in conjunction with such advisor select the Portfolio Policies for sale and notify the Indenture Trustee that such selection has been made within 10 days of appointing the advisor, (iii) market the Portfolio Policies in accordance with typical, standard market policies and procedures using an auction process designed by such advisor and commence such auction process and notify the Indenture Trustee thereof within 20 days of appointing such advisor (such notice to the Indenture Trustee to identify the date on which the auction process was commenced), and (iv) work diligently to complete the auction process and sell such Portfolio Policies for a price and on terms and conditions that such advisor deems commercially reasonable under then current market conditions (any sale made to the highest bidder following receipt of two or more bids being deemed “commercially reasonable” for this purpose), such sale to be completed within 90 days of the date of occurrence of the Sale Trigger, and notify the Indenture Trustee and the Holders of the completion of such sale prior to or on such 90th day. Notwithstanding the foregoing, the Issuer shall not be required to engage a sales and marketing advisor or engage in an auction if the Issuer receives a bid to sell Portfolio Policies at a price no less than their aggregate reported Policy Valuation within 30 days of the occurrence of a Sale Trigger and such sale is completed within 45 days of the date of occurrence of the Sale Trigger. The Indenture Trustee will notify the Holders if the Issuer does not deliver any notice when required under this Section 4.13 within five (5) Business Days of the date on which such notice was first not delivered (it being understood that the Indenture Trustee will not notify the Holders upon receipt of notice of a Sale Trigger itself).

SECTION 4.14. Asset Coverage Ratio. The Issuer shall not permit the Asset Coverage Ratio to be (i) if the aggregate Initial Note Balance is at least $35,000,000 and less than $40,000,000, less than 2.6 to 1.0, (ii) if the aggregate Initial Note Balance is at least $40,000,000 and less than $45,000,000, less than 2.25 to 1.0, and (iii) if the Aggregate Initial Note Balance is $45,000,000, less than 2.0 to 1.0, at any time.

SECTION 4.15. Policy Valuation. The Required Holders will have the right to institute an independent appraisal of the Portfolio Policies on one occasion after the Issue Date and at the Holders’ expense; provided that upon the occurrence and continuation of an Event of Default the Required Holders may request an independent appraisal thereof at any time without restriction and at Holdings’ expense. If any valuation obtained by the Required Holders pursuant to the preceding sentence is less than the value of the Portfolio Policies reported by Holdings in its most recent SEC filing by 15% or more, then Holdings and the Required Holders shall appoint a mutually agreeable independent appraiser to conduct an independent appraisal of the Portfolio Policies; provided, that, if Holdings and the Required Holders are unable to mutually agree on an independent appraiser, Holdings on one hand and the Required Holders on the other shall each select an independent appraiser and those two independent appraisers shall select a third independent appraiser to conduct the independent appraisal of the Portfolio Policies, and in any such case the Policy Valuation thereafter shall be no greater than the value provided by such independent appraiser without the consent of the Required Holders.

SECTION 4.16. Separateness of Issuer. The Issuer shall comply with the separateness provisions of the Operating Agreement and shall not amend the Operating Agreement without the consent of the Indenture Trustee, which consent shall only be provided in accordance with the direction of the Required Holders.

SECTION 4.17. Limited Purpose. (a) The Issuer agrees that, as long as any of the Notes are outstanding, it will not, directly or through any agent, hold any assets or engage in any activities other than: (i) entering into this Indenture; (ii) entering into the other Transaction Documents to which it is a party; (iii) acquiring and holding the Portfolio Policies (through the Securities Intermediary or otherwise); (iv) selling or causing the sale of the Portfolio Policies; (v) making payments on the Notes and payments of other obligations of the Issuer permitted to be paid in accordance with this Indenture; and (vi) taking such actions as are reasonable or necessary to perform its obligations or enforce its rights under any of the foregoing agreements.

(b) Holdings shall not and shall not permit any of the Group Companies to engage in any business other than the business engaged in by Holdings and the Group Companies on the Issue Date and any Similar Business.

SECTION 4.18. Maintenance of Existence; Compliance. (a) Each of the Obligors shall, and Holdings shall cause each Group Company to, (i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.19. Maintenance of Property; Insurance. Each of the Obligors shall, and Holdings shall cause each Pledged Entity to, (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a Similar Business.

SECTION 4.20. Inspection of Property; Books and Records; Discussions. Each of the Obligors shall, and Holdings shall cause each Group Company to, (i) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) following the occurrence and during the continuation of an Event of Default or Sale Trigger, permit representatives of the Indenture Trustee or any Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Companies with officers and employees of the Group Companies and with their independent certified public accountants.

ARTICLE 5

DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default. An “Event of Default” occurs if:

(a) the Issuer fails to pay (i) principal or premium, if any, of any Note when due, whether at its Final Maturity Date, upon optional or mandatory redemption, upon declaration of acceleration or otherwise or (ii) interest and other amounts due under the Transaction Documents (other than principal or premium) when due and, with respect to clause (ii), such failure continues for three Business Days,

(b) any Obligor fails to comply with any of its agreements (other than those referred to elsewhere in this Section 5.01) set forth in (i) Section 4.02(g), Section 4.03, Section 4.06, Section 4.09, Section 4.12, Section 4.13, Section 4.16, Section 4.17 or Section 4.18 , or (ii) other clauses of Section 4.02, Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.10, Section 4.11, Section 4.14, Section 4.15, Section 4.19 and Section 4.20 and in the case of this clause (ii) such failure continues for 10 days,

(c) any Obligor fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to elsewhere in this Section 5.01) and such failure continues for 30 days,

(d) a representation or warranty of an Obligor set forth in the Note Purchase Agreement or any other Transaction Document is shown to be false in any material respect when made, and if capable of cure, such breach remains uncured for 15 days,

(e) any Obligor or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to a Group Company) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $500,000 or its foreign currency equivalent,

(f) any Obligor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against any Obligor or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of any Obligor or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of any Obligor or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days,

(h) any Obligor or any Significant Subsidiary fails to pay final judgments aggregating in excess of $500,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof,

(i) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee,

(j) any Obligor shall assert, in any pleading in any court of competent jurisdiction, that any Lien created under any Security Document is invalid or unenforceable,

(k) any Obligor fails to comply for 30 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole,

(l) a Cash Balance Report is not delivered on any Monthly Reporting Date, or within the next three following Business Days, to the Indenture Trustee,

(m) there is a lapse of any Portfolio Policy;

(n) there is a lapse of any Life Policy legally or beneficially owned by any Group Company (other than the Issuer), excluding (a) lapses of Encumbered Policies and (b) lapses of one or more of 25 policies separately identified on the Issue Date to the Indenture Trustee (which the Indenture Trustee shall have no duty to track or monitor); provided that the aggregate Policy Valuation for all such lapsed policies described in this clause (b) shall be no more than $4,000,000,

(o) the Issuer fails to maintain aggregate cash of at least $9,000,000 at any time in the Collateral Account;

(p) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Obligor or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Holders reasonably be expected to result in a Material Adverse Effect;

(q) any Obligor becomes an investment company required to be registered under the Investment Company Act of 1940, as amended, and such event has an adverse effect on the interests of the Holders (in the sole discretion of the Required Holders);

(r) Holdings commits a material breach of the Non-Prosecution Agreement dated April 30, 2012 between Holdings and the United States Department of Justice (U.S. Attorney for the District of New Hampshire); or

(s) items identified in an Exception Report (as defined in the Securities Account Control Agreement) are not cured, or waived by the Required Holders, within ten (10) Business Days of the delivery to the Holders by the Indenture Trustee of an Exception Notice (as defined in the Securities Account Control Agreement).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their foreign equivalents). The term “custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(f) or (g) with respect to the Issuer) occurs and is continuing, the Indenture Trustee or the Required Holders by notice to the Issuer may, and if such notice is given by the Required Holders such notice shall be given to the Issuer and the Indenture Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all Notes is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(f) or (g) with respect to the Issuer occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Indenture Trustee or any Holders. The Required Holders by notice to the Indenture Trustee may rescind an acceleration and its consequences if such Required Holders determine that the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee, after notice to the Holders and receipt of specific written direction from the Required Holders as to how to proceed, may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Following an Event of Default, the Required Holders may instruct the Indenture Trustee to deliver the “Notice of Exclusive Control” under and as defined in the Securities Account Control Agreement.

SECTION 5.04. Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Required Holders by written notice to the Indenture Trustee may waive an existing Default or an Event of Default and its consequences except (a) a Default or an Event of Default in the payment of the principal of or interest on a Note, (b) a Default or an Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or an Event of Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. When a Default or an Event of Default is waived, it is deemed cured and the Issuer, the Indenture Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or an Event of Default or impair any consequent right. Any past Default or an Event of Default or compliance with any provisions may be waived with the consent of the Required Holders.

SECTION 5.05. Control by Majority. The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Indenture Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Indenture Trustee in personal liability. Prior to taking any action under this Indenture, the Indenture Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The Holders understand and agree that in fulfilling its role as Indenture Trustee under the Securities Account Control Agreement, the Indenture Trustee shall act solely in accordance with the written direction of the Required Holders. Without limiting the generality of the foregoing, the Holders hereby authorize and direct the Indenture Trustee to hold any notices received from the Securities Intermediary (other than those notices specifically described in Section 4.02(i) hereto) for the benefit of the Holders, it being understood and agreed that the Indenture Trustee shall have no other duties or obligations with respect to such notices, except as expressly set forth in this Indenture.

SECTION 5.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder gives the Indenture Trustee written notice stating that an Event of Default is continuing;

(ii) the Required Holders make a written request to the Indenture Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Indenture Trustee security or indemnity satisfactory to it against any loss, liability or expense; and

(iv) the Indenture Trustee does not comply with the request within 30 days after receipt of the request and the offer of security or indemnity.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08. Collection Suit by Indenture Trustee. If an Event of Default specified in Section 5.01(a) occurs and is continuing, the Indenture Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 6.06.

SECTION 5.09. Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Indenture Trustee (including counsel, accountants, experts or such other professionals as the Indenture Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and its counsel, and any other amounts due the Indenture Trustee under Section 6.06.

SECTION 5.10. Priorities. If the Indenture Trustee collects any money or property pursuant to this Article 5, it shall pay out such money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.06;

SECOND: to the Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD: to the Holders for amounts due and unpaid on the Notes for principal, and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and, if any, premium; and

FOURTH: to the Issuer.

The Indenture Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.10. At least 15 days before such record date, the Indenture Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

TRUSTEE

SECTION 6.01. Duties of Indenture Trustee. (a) Each Holder and each of the Obligors authorizes and directs the Indenture Trustee to enter into the Transaction Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b) Notwithstanding any provision of this Indenture or any other Transaction Document to the contrary:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and each Transaction Document to which it is a party and no implied duties, covenants or obligations shall be read into this Indenture or such Transaction Document against the Indenture Trustee (it being agreed that the permissive right of the Indenture Trustee to do things enumerated in this Indenture or any Transaction Document shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05; and

(iv) no provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture or any other Transaction Document that in any way relates to the Indenture Trustee is subject to this Section 6.01.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture or any other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Without limiting the generality of the foregoing, the following provisions of this Section 6.02 shall apply notwithstanding any provision of this Agreement or any other Transaction Document to the contrary.

(b) Before the Indenture Trustee acts or refrains from acting, it may require, at the expense of the Issuer, an Officers’ Certificate or an Opinion of Counsel or both. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate or Opinion of Counsel.

(c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Indenture Trustee may, at the expense of Issuer, consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, or any other Transaction Documents or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Required Holders, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 6.06, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Indenture Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Required Holders or the Holders of a majority in principal amount of the Notes, including, without limitation, any action with respect to the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercising of any power conferred by this Indenture or any other Transaction Document.

(j) Any action taken, or omitted to be taken, by the Indenture Trustee in good faith pursuant to this Indenture or any other Transaction Document upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any force majeure event, or strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) In the event the signature of the Indenture Trustee is required in connection with any sale of any portion of the Collateral, the Issuer, or if during or after an Event of Default, the Holders, shall ensure that the language set forth in Exhibit C shall be included in any document where such signature(s) may be required. The failure of such language to be so included shall excuse the Indenture Trustee from being required to join in the execution of such documents, without regard to any consequences that may result therefrom.

(m) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order.

(n) As a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may at the expense of the Issuer consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Indenture Trustee shall not be required to take any action hereunder or otherwise if it shall have reasonably determined, on the advice of counsel, that such action is likely to result in liability on the part of the Indenture Trustee for which it has not received adequate indemnity or is contrary to the terms hereof or is otherwise contrary to law.

(o) Whenever this Indenture or any other Transaction Document provides that an action may be taken or not taken at the option, election or in the discretion of the Indenture Trustee, the Indenture Trustee shall have no obligation or duty to exercise such option, make such election, or exercise such discretion except upon the reasonable written instructions of the Issuer or the Required Holders. The Indenture Trustee shall have no liability to any party for carrying out any such direction.

(p) The permissive rights of the Indenture Trustee to take or refrain from taking any action enumerated in this Indenture or any other Transaction Document shall not be treated as a duty.

(q) Notwithstanding anything contained herein or in any other Transaction Document to the contrary, the Indenture Trustee (as such and in its individual capacity) shall have no duty or responsibility to perform any calculations for, or make any determinations as to the amounts, times, recipients, or other particulars of, any payments and/or transfers to be made by the Indenture Trustee or any other Person under this Indenture or any other Transaction Document, except as expressly required by the terms of this Indenture.

(r) The Indenture Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Indenture or for the due execution hereof by the Issuer or any other Obligor or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to the Issuer, to any Holders, or to any other Person other than as expressly provided for herein.

(s) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or any other Transaction Document or otherwise.

(t) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct, rights, powers, duties obligations or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.02.

(u) The Issuer hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Holder agrees that the Indenture Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the preservation, funding, ongoing administration or otherwise with respect to the Collateral.

(v) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or any other Transaction Document, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(w) If the Indenture Trustee believes inconsistent alternative courses of action are permitted or required by the terms of this Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party, believes that the terms of the Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party are ambiguous, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture or any other Transaction Document to which it is a party, the Indenture Trustee after reasonable diligence and consultation with counsel, shall take such action which, in its view, is in the best interest of the Holders and consistent with this Indenture unless it otherwise receives written direction from the Required Holders prior to such action, and notwithstanding any provision of this Indenture or any Transaction Document, or otherwise, the Indenture Trustee shall have no liability to any Person for any such action or following such direction.

(x) The receipt by the Indenture Trustee of any reports, information or other documents that are provided to the Indenture Trustee for purposes of enabling the sending party to comply with its document delivery requirements hereunder shall not constitute constructive or actual notice of any information contained therein or determinable from any information contained therein, including any other Person’s compliance with any of its covenants, representations or warranties hereunder, unless otherwise specifically set forth in this Indenture.

(y) The parties hereto hereby agree that to the extent that any security or instrument issued by the Issuer is rated by a nationally recognized statistical rating organization, Wilmington Trust, National Association, whether in its capacity as Indenture Trustee or any other capacity hereunder, shall have no duty or obligation to (i) maintain any password-protected web site within the meaning of 17 CFR 240.17g-5 (a “Site”), or (ii) upload any information required to be maintained on such Site.

SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. The Indenture Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its affiliates in the ordinary course of their respective businesses. Any Note Registrar may do the same with like rights. However, the Indenture Trustee must comply with Section 6.10.

SECTION 6.04. Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Notes, any Security Documents or any other Transaction Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) a Trust Officer shall have received written notice thereof in accordance with Section 11.01 hereof from the Issuer, any Guarantor or any Holder.

SECTION 6.05. Reserved.

SECTION 6.06. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as set forth in a separate instrument. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify, protect, defend and hold harmless the Indenture Trustee, and each of its officers, directors, shareholders, employees and agents (collectively, the “Indemnified Persons”) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by such Person or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under any other Transaction Document, including the costs and expenses of enforcing this Indenture or any other Transaction Document or a Guarantee against the Issuer or a Guarantor (including this Section 6.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Indenture Trustee. The Indenture Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof (such notice, the “Claim Notice”); provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 6.06, the Indenture Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Indenture Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 6.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Indenture Trustee. Without prejudice to any other rights available to the Indenture Trustee under applicable law, when the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(f) or Section 5.01(g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

The Issuer may assume the defense of such proceeding, with a nationally recognized (or regionally recognized, if local counsel is necessary in such jurisdiction) counsel of its choosing, by delivering written notice of the Issuer’s election to do so to the Indemnified Person (the “Selection Notice”); provided, that, without limiting the generality of subsections (i)-(iii) of this paragraph, such counsel shall not assume the defense of any Indemnified Person if such Indemnified Person objects to the appointment of such counsel within a commercially reasonable time period after its receipt of the Selection Notice. The parties hereto hereby agree that for purposes of the proviso immediately preceding this sentence, a “commercially reasonable time period” shall include a minimum of fifteen (15) business days after the Indenture Trustee’s receipt of the Selection Notice. After delivery of the Selection Notice and the retention of such counsel by the Issuer without objection by the Indenture Trustee as provided in this Section 6.06 (the “Retained Counsel”), the Issuer shall not be liable to the Indemnified Person under this Indenture for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to the same proceeding, provided that if (i) the employment of counsel other than the Retained Counsel has been previously authorized by the Issuer in writing with respect to the loss, liability or expense described in the Claim Notice, (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Issuer and the Indemnified Person in the conduct of any such defense after providing prior written notice to the Issuer of the Indemnified Person’s reasonable conclusion of a conflict of interest and providing the Issuer a reasonable opportunity, and the Indemnified Person’s reasonable cooperation, to cure such conflict, if practicable, or (iii) the Issuer shall not, in fact, within a commercially reasonable amount of time after its receipt of the Claim Notice, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of the Indemnified Person’s counsel shall be borne by the Issuer in accordance with this Section 6.06. For the avoidance of doubt, the Indemnified Person shall have the right to employ their own counsel in any proceeding for which a Claim Notice has been received by the

Issuer, at the Indemnified Person’s sole cost and expense, in which event the Issuer shall have no further obligation or liability to the Indemnified Person under this Indenture for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to such proceeding. Neither the Issuer nor the Indemnified Person will unreasonably withhold its or their consent to any proposed settlement of a Claim, provided, however, that any such consent will be without prejudice to the right of the Indemnified Person to receive indemnification hereunder.

SECTION 6.07. Replacement of Indenture Trustee. (a) The Indenture Trustee may resign at any time by so notifying the Issuer. The Required Holders may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.09;

(ii) the Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

(b) If the Indenture Trustee resigns or is removed by the Issuer or by the Required Holders and such Required Holders do not reasonably promptly appoint a successor Indenture Trustee, or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the Lien provided for in Section 6.06.

(d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.07, the Issuer’s and each Guarantor’s obligations under Section 6.06 shall continue for the benefit of the retiring Indenture Trustee.

(f) With respect to the role of the Securities Intermediary under the Securities Account Control Agreement, the Securities Intermediary may also be removed at any time by written notice from the Indenture Trustee, at the request of the Required Holders.

In the case of resignation or removal of the Securities Intermediary under the Securities Account Control Agreement, the Indenture Trustee shall appoint a successor that satisfies the provisions of the Securities Account Control Agreement.

SECTION 6.08. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.09. Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

SECTION 6.10. Confidential Information. The Indenture Trustee, in its individual capacity and as Indenture Trustee, agrees and acknowledges that all information provided to the Indenture Trustee by the Issuer or any Group Company (or any direct or indirect equityholder of the Issuer or such Group Company) or any Holder may be considered to be proprietary and confidential information. The Indenture Trustee agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Indenture Trustee employs to protect its own confidential information. The Indenture Trustee shall not disclose to any third party other than as set forth herein or in any other Transaction Document, and shall not use for any purpose other than the exercise of the Indenture Trustee’s rights and the performance of its obligations under this Indenture or any other Transaction Document, any such information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Notes), as applicable. The Indenture Trustee shall limit access to such information received hereunder, and shall have the right to disclose any and all such information, to (a) its directors, officers, managers, employees and agents and (b) its legal advisors, inside and outside auditors, accountants, and other advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 6.10.

In the event the Indenture Trustee is required to disclose any such information received hereunder in order to comply with any Requirements of Law, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Notes), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Notes), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Notes), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

The Note Registrar agrees to be bound by this Section 6.10 to the same extent as the Indenture Trustee.

Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any Requirements of Law, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Indenture Trustee’s business or that of its affiliates, or (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee, or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party.

SECTION 6.11. Securities Intermediary.

(a) There shall at all times be a securities intermediary appointed for purposes of the Collateral Account (the “Securities Intermediary”). Wilmington Trust, National Association is hereby appointed as the initial Securities Intermediary with respect to the Collateral Account and accepts such appointment. This Section 6.11 applies only to the Collateral Account.

(b) The Securities Intermediary represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Indenture:

(i) The Securities Intermediary shall be a corporation, national or state bank or federal savings bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder.

(ii) The Securities Intermediary shall treat the Indenture Trustee as the entitlement holder entitled to exercise the rights that comprise such financial assets.

(iii) The Securities Intermediary shall comply with entitlement orders (as defined in Section 102(a)(8) of the Uniform Commercial Code) originated by the Indenture Trustee without further consent by the Issuer or any other person or entity.

(iv) The Securities Intermediary shall not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee.

(v) The Securities Intermediary shall not be a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.

(vi) Each item of property credited to the Collateral Account shall not be subject to any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee, in such capacity, for the benefit of the Secured Parties).

(vii) In no event shall any financial asset held in the Collateral Account be registered in the name of, payable to the order of, or specially indorsed to, the Issuer unless such financial asset has also been indorsed in blank or to the Securities Intermediary that holds such financial asset in the Collateral Account.

(c) It is the intent of the Indenture Trustee and the Issuer that the Collateral Account shall be a securities account of the Indenture Trustee and not an account of the Issuer.

(d) The Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the New York Uniform Commercial Code.

(e) The Securities Intermediary may at any time resign by giving 90 days prior written notice of its resignation to the Indenture Trustee and may at any time be removed by written notice from the Required Holders. The Required Holders shall appoint a successor Securities Intermediary that satisfies the provisions of this Indenture. The Required Holders shall cause (i) the Collateral Account to be established and maintained with such successor Securities Intermediary in accordance with the terms hereof, and (ii) the successor Securities Intermediary to execute and deliver to the Indenture Trustee and the Issuer a written agreement in which it agrees to be the Securities Intermediary hereunder and to be bound by the provisions of this Indenture applicable to the Securities Intermediary. The duties and obligations of the retiring Securities Intermediary hereunder shall remain in effect until the Collateral Account and all of the Collateral credited thereto have been transferred to the successor Securities Intermediary; provided, however, that the retiring Securities Intermediary or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Securities Intermediary. Notwithstanding anything herein or any other Transaction Document to the contrary, for so long as Wilmington Trust, National Association is serving as Indenture Trustee under the Indenture, Wilmington Trust, National Association shall also serve in the capacity of Securities Intermediary hereunder and under the Securities Account Control Agreement . Any removal of, or resignation by, Wilmington Trust, National Association in its capacity as Indenture Trustee or Securities Intermediary shall, notwithstanding anything herein to the contrary, be deemed to constitute a removal of, or resignation by, Wilmington Trust, National Association in each of such other capacities, and the provisions of this Agreement and the Securities Account Control Agreement, including, without limitation, the removal and resignation provisions hereof, shall be interpreted consistently with this Section 6.11(e).

(f) Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary hereunder, without the execution or filing of any further document on the part of the parties hereto or such successor corporation.

(g) The Securities Intermediary shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee and shall also be entitled all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities provided to the Securities Intermediary under the Securities Account Control Agreement, which protections, privileges, limitations on liability, rights of reimbursement and indemnities are incorporated herein by reference, with the same force and effect as if expressly set forth herein.

(h) Each party hereto agrees that each item of property (including, without limitation, any investment property, financial assets, securities, instruments, general intangibles or cash) credited to the Collateral Account shall be treated as a Financial Asset and that the Collateral Account shall constitute a “securities account” within the meaning of Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York and the Securities Intermediary shall be acting as a “securities intermediary” within the meaning of Section 8-102(a)(14) of the Uniform Commercial Code as in effect in the State of New York.

(i) Regardless of any provision in any other agreement, the securities intermediary’s jurisdiction for purposes of Article 8 of the Uniform Commercial Code with respect to the Collateral Account shall be the State of New York. If, notwithstanding the provisions of this Indenture, all or any portion of the Collateral Account is deemed to be a “deposit account” within the meaning of Section 9-102(a)(29) of the Uniform Commercial Code as in effect in the State of New York, then the Securities Intermediary shall be acting as a “bank” within the meaning of Section 9-102(a)(8) of the Uniform Commercial Code as in effect in the State of New York, in its capacity as the depositary bank maintaining such account, and hereby agrees that the State of New York shall be deemed to be the “bank’s jurisdiction” within the meaning of Section 9-304 of the Uniform Commercial Code.

(j) The Securities Intermediary shall provide the Indenture Trustee with any information it may request with respect to the Collateral Account, including electronic access to view balance and activity in the Collateral Account.

ARTICLE 7

SATISFACTION AND DISCHARGE

SECTION 7.01. Satisfaction and Discharge of Indenture.

(a) This Indenture, the Notes, the Guarantee and the other Security Documents shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for and (ii) in the case of clause (1)(B) below, the rights of the Holders hereunder to receive payment of the Note Balance of and interest on the Notes and any other rights of the Holders hereunder, when

(1) either (A) all Notes theretofore authenticated and delivered to Holders (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05, and (ii) Notes for which payment of money has theretofore been deposited in the Collateral Account by the Indenture Trustee and thereafter repaid to the Issuer, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation have been paid in full;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder or reasonably expected to become payable hereunder and the other Transaction Documents (including amounts associated with the termination thereof) by the Issuer to the Indenture Trustee, the Note Registrar, and each of the Holders (in each case, if any); and

(3) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the rights, privileges, protection and immunities afforded the Indenture Trustee under Article 6, the obligations of the Issuer and the Guarantors to the Indenture Trustee under Section 6.06 shall survive satisfaction and discharge of this Indenture.

(b) Upon payment of all the outstanding Notes in full, the Indenture Trustee shall (i) deliver or cause to be delivered to the Issuer any releases or termination statements prepared by the Issuer which the Issuer reasonably requests to evidence discharge of the lien hereof as to the Trust Estate; and (ii) deliver or cause to be delivered all other items reasonably requested by the Issuer, and take all other actions reasonably requested by the Issuer, in order to cause transfer of any portion of the Collateral to the relevant Obligor or its designee.

(c) Upon the satisfaction and discharge of this Indenture pursuant to the foregoing, the Indenture Trustee shall pay, in accordance with the direction of the Issuer all amounts, if any, held by it remaining on deposit in the Collateral Account.

SECTION 7.02. Application of Trust Money.

All cash deposited with the Indenture Trustee or the Securities Intermediary pursuant to this Indenture shall be deposited into and held in the Collateral Account and applied by the Indenture Trustee, in accordance with Section 2.08(c) to pay the Persons entitled thereto, the interest, principal and other amounts payable on the Notes and to pay or reimburse the Indenture Trustee or the Securities Intermediary pursuant to Section 6.06.

ARTICLE 8

AMENDMENTS AND WAIVERS

SECTION 8.01. Without Consent of the Holders. The Issuer, the Guarantors and the Indenture Trustee may amend this Indenture, the Notes or the Security Documents without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to add additional Guarantees with respect to the Notes;

(iii) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon any Obligor;

(iv) to make any change that does not adversely affect the rights of any Holder;

(v) to add additional assets as Collateral to secure the Notes; or

(vi) to release Collateral from the Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents.

After an amendment under this Section 8.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

SECTION 8.02. With Consent of the Holders. (a) The Issuer, the Guarantors and the Indenture Trustee may amend this Indenture, the Notes and the Security Documents with the written consent of the Required Holders. However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Note,

(iii) reduce the principal of or change the Final Maturity Date of any Note,

(iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3,

(v) make any Note payable in money other than that stated in such Note,

(vi) expressly subordinate the Notes or any Guarantees to any other Indebtedness of the Issuer or any Guarantor,

(vii) impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(viii) make any change in this Section 8.02,

(ix) modify any Guarantees in any manner adverse to the Holders,

(x) release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents, or

(xi) make any change in the provisions in this Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Notes.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Indenture Trustee receives the notice of revocation before the date on which the Indenture Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Indenture Trustee of consents by the Holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Guarantors and the Indenture Trustee and (iv) delivery to the Indenture Trustee of each Officers’ Certificate and Opinion of Counsel required under Section 8.05 and Article 11 hereof.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 8.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Indenture Trustee. The Indenture Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Indenture Trustee so determines, the Issuer in exchange for the Note shall issue and the Indenture Trustee, in accordance with an Issuer Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 8.05. Indenture Trustee to Sign Amendments. The Indenture Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing any amendment, the Indenture Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver (i) is authorized or permitted by this Indenture, (ii) is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, (iii) has been authorized by the requisite principal amount of Notes, (iv) complies with the provisions hereof (including Section 8.03), and (v) will not adversely affect the interests of any Holder.

SECTION 8.06. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 8.07. Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 8.

ARTICLE 9

GUARANTEES

SECTION 9.01. Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder and to the Indenture Trustee and its successors and assigns (i) the full and punctual payment when due, whether at the Final Maturity Date, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Indenture Trustee and the Notes, whether for payment of principal of, or premium, if any, or interest on, the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 9 notwithstanding any extension or renewal of any Guaranteed Obligation. The Guaranteed Obligations of a Guarantor will be secured by security interests (subject to Permitted Liens) in the Collateral owned by such Guarantor to the extent provided for in the Security Documents and as required pursuant to Sections 4.08 and 4.09.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Indenture Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, any Security Document or any other agreement; (iv) the release of any security held by any Holder or the Indenture Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or the Indenture Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 9.02(b).

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Indenture Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 7.01 and 9.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Indenture Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Except as expressly set forth in Sections 7.01 and 9.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as expressly set forth in Sections 7.01 and 9.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Indenture Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Indenture Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Indenture Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders or the Indenture Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer then due to the Holders or the Indenture Trustee in respect of the Guaranteed Obligations.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Indenture Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 9.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Indenture Trustee or any Holder in enforcing any rights under this Section 9.01.

(j) Upon request of the Indenture Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 9.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) Except for such Guaranteed Obligation that shall survive pursuant to the express terms of this Indenture, a Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be automatically released from all obligations under this Article 9 upon:

(i) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Subsidiary), or all or substantially all the assets, of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii) the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 7.01 or if the obligations of the Issuer and such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.

SECTION 9.03. Successors and Assigns. This Article 9 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Indenture Trustee and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Indenture Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 9.04. No Waiver. Neither a failure nor a delay on the part of the Indenture Trustee or the Holders in exercising any right, power or privilege under this Article 9 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Indenture Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which any of them may have under this Article 9 at law, in equity, by statute or otherwise.

SECTION 9.05. Modification. No modification, amendment or waiver of any provision of this Article 9, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Indenture Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 9.06. Non Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 10

SECURITY DOCUMENTS

SECTION 10.01. Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on a Payment Date, at the Final Maturity Date, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Guaranteed Obligations of the Issuer and the Guarantors to the Holders or the Indenture Trustee under this Indenture, the Notes and the other Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Guaranteed Obligations. The Obligors hereby acknowledge and agree that the Indenture Trustee holds the Collateral in trust for the benefit of the Holders, pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Indenture Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected Lien on all of the Collateral, in favor of the Indenture Trustee for the benefit of the Holders under the Security Documents.

SECTION 10.02. Reserved.

SECTION 10.03. Release of Collateral. (a) Subject to Section 9.03(b) and 9.04 hereof, the Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. The Issuer and the Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Indenture Trustee shall release the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1) to enable the Issuer or any Subsidiary to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 4.06 or to the extent such transaction complies with Section 3.06;

(2) in the case of a Guarantor that is released from its Guarantee with respect to the Notes in accordance with this Indenture, the release of the property and assets of such Guarantor; or

(3) pursuant to an amendment or waiver in accordance with Article 8 of this Indenture.

Upon receipt of an Officers’ Certificate (and upon receipt, the Indenture Trustee may conclusively rely upon such Officer’s Certificate and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Issuer, the Indenture Trustee shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents

(b) At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.

SECTION 10.04. Permitted Releases Not To Impair Lien. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 10. Each of the Holders acknowledges that a release of Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 10 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 10.05. Suits To Protect the Collateral. Subject to the provisions of Article 6 hereof, the Indenture Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents, the Indenture Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Indenture Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Indenture Trustee).

SECTION 10.06. Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents. The Indenture Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 10.08. Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Indenture Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Indenture Trustee.

SECTION 10.09. Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Indenture Trustee, in form and substance reasonably acceptable to the Indenture Trustee, an Officers’ Certificate (and upon receipt, the Indenture Trustee may conclusively rely upon such Officer’s Certificate and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid, or (ii) all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by complying with the provisions of Article 7, the Indenture Trustee shall deliver to the Issuer a notice stating that the Indenture Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon delivery of such notice, the Indenture Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Holders and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:

if to the Issuer:

Greenwood Asset Portfolio, LLC

701 Park of Commerce Boulevard, Suite 301

Boca Raton, FL 33487

Attention of: Office of the General Counsel

Facsimile:

if to Holdings:

Imperial Holdings, Inc.

701 Park of Commerce Boulevard, Suite 301

Boca Raton, FL 33487

Attention of: Office of the General Counsel

Facsimile:

if to Parent:

OLIPP IV, LLC

701 Park of Commerce Boulevard, Suite 301

Boca Raton, FL 33487

Attention of: Office of the General Counsel

Facsimile:

if to the Indenture Trustee or the Securities Intermediary:

Wilmington Trust, N.A., as Indenture Trustee

300 Park Street, Suite 390

Birmingham, Michigan 48309

Attention: Capital Markets Insurance Services

Facsimile:

Telephone:

E-mail:

The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Indenture Trustee are effective only if received.

SECTION 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Indenture Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Indenture Trustee at the request of the Indenture Trustee (which request shall not be made unreasonably):

(a) an Officers’ Certificate in form reasonably satisfactory to the Indenture Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Indenture Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(c) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.04. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by or on behalf of any Group Companies shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes with respect to which the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, if any such Person or Persons owns 100% of all the Notes outstanding, such Notes shall not be so disregarded as aforesaid. On the Issue Date the Issuer shall identify in writing to the Indenture Trustee which, if any, Notes are owned by or on behalf of Group Companies.

SECTION 11.05. Rules by Indenture Trustee and Note Registrar. The Indenture Trustee may make reasonable rules for action by or a meeting of the Holders. The Note Registrar may make reasonable rules for their functions.

SECTION 11.06. Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 11.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Guarantors, the Indenture Trustee, and, by its acceptance of a Note, each Holder (and holder of beneficial interests in a Note) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

SECTION 11.08. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.09. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.10. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.11. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 11.12. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GREENWOOD PORTFOLIO ASSET, LLC,

a Delaware limited liability company

By: OLIPP IV, LLC, a Delaware limited

liability company, its sole member and manager

By: Imperial Holdings, Inc., a Florida corporation,

its sole member and manager

By:	/s/ Antony Mitchell
Name:	Antony Mitchell
Title:	Chief Executive Officer

[Indenture Signature Page – Greenwood Asset Portfolio, LLC]

GUARANTOR

OLIPP IV, LLC, a Delaware limited liability company By: Imperial Holdings, Inc., a Florida corporation, its sole member and manager

By:	/s/ Antony Mitchell
Name:	Antony Mitchell
Title:	Chief Executive Officer

[Indenture Signature Page – OLIPP IV, LLC]

GUARANTOR

IMPERIAL HOLDINGS, INC., a Florida corporation

By:	/s/ Antony Mitchell
Name:	Antony Mitchell
Title:	Chief Executive Officer

[Indenture Signature Page – Imperial Holdings, Inc.]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Robert Donaldson
Name:	Robert Donaldson
Title:	Vice President

[Indenture Signature Page – Wilmington Trust, National Association]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Securities Intermediary

By:	/s/ Robert Donaldson
Name:	Robert Donaldson
Title:	Vice President

[Indenture Signature Page – Wilmington Trust, National Association]

Schedule 4.03

Existing Indebtedness

None.

S-1

Schedule 4.07

Equityholders / Stockholders Agreements

None.

S-2